UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2010

MIP SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-141927	20-4047619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26421 Highway 395 North

Kettle Falls, WA 99141

916-673-6608

 (Address and Telephone Number of Issuer's Principal Executive Offices)

Laughlin Associates, Inc.

2533 N. Carson Street

Carson City, NV 89706

Telephone (775) 883-8484  ext 202

 (Name, Address, and Telephone Number of Agent for Service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 7, 2010, MIPSolutions, Inc. (“MIPS” or the "Registrant") entered into a share exchange agreement with AWG International Inc., a Nevada based company exclusively involved in the manufacture, sales and marketing of Atmospheric Water Generators (AWG). The AWG Technology allows AWG International’s proprietary systems to capture and purify humidity in the air we breathe, converting it into fresh drinking water. The founders of AWG International have been actively involved with the growing AWG industry for over 10 years and have taken out several patents related to Atmospheric Water Generators.

The following is a brief description of the terms and conditions of the share exchange agreement that are material to us:

1.

No material adverse change will occur with the business or assets of our company or AWG International since the effective date of the share exchange agreement;

2.

The company and AWG International will be reasonably satisfied with their respective due diligence investigation of each other;

3.

Upon closing of the share exchange, current AWG International shareholders will own 90% of the resulting company with current MIPSolutions shareholders owning the remaining 10%

4.

Upon closing Jeff Lamberson will resign as President and Director. Gary MacDonald will resign as CEO.  Keith White will be appointed CEO and Director.  Robert Perkinson will become President.  R. Scott Chaykin will serve as CFO.

Due to conditions precedent to closing, including those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the share exchange as contemplated in the share exchange agreement.

The share exchange agreement is attached as Exhibit 2.1 to this Current Report.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 4, 2010, the Board of Directors appointed Robert Perkinson as a new member of the Board of Directors. Mr. Perkinson joins Jeff Lamberson and Gary MacDonald to serve on the Board.

Mr. Robert Perkinson, a co-founder of AWG International, Inc., currently serves as AWG International’s President and is a member of the Board of Directors. Between 1997 and 2008, Mr. Perkinson worked on furthering the development of atmospheric water generation technology through various corporate entities as a consultant and on a full time basis with AWG International (BC) in 2008.  Mr. Perkinson’s other past business experience includes being the owner operator of a restaurant in Whistler, BC  from 1984 to 1992, engaging in real estate development from 1992 to 2005 and an owner operator of dairy farms from 1997 to 2004. During 2006 and 2008 Mr. Perkinson increased his consulting time with AWG International (BC) and further researched the AWG industry.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

There are no family relationships between any of the directors and officers described in the preceding disclosure.

Item 9.01 Exhibits

(d) Exhibits. The following exhibits are included as part of this report:

2.1 Share Exchange Agreement with AWG International Inc, dated June 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MIP SOLUTIONS, INC.

Dated June 10, 2010	By:	/s/ Jeff Lamberson
President